EXECUTION VERSION

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

SUNOCO, LLC

DATED EFFECTIVE AS APRIL 1, 2015

THE MEMBERSHIP INTERESTS REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE INTERESTS MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS CONTAINED IN THIS AGREEMENT AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW OR IN THE EVENT THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER ANY APPLICABLE LAWS.

TABLE OF CONTENTS
ARTICLE I. DEFINITIONS AND RULES OF CONSTRUCTION    2
ARTICLE II. ORGANIZATIONAL MATTERS    10
ARTICLE III. PURPOSE OF THE COMPANY    11
ARTICLE IV. NAMES AND ADDRESSES OF MEMBERS    12
ARTICLE V. CONTRIBUTIONS; FINANCING; CAPITAL ACCOUNTS    12
ARTICLE VI. ALLOCATIONS AND DISTRIBUTIONS    16
ARTICLE VII. MANAGEMENT OF THE COMPANY    22
ARTICLE VIII. RIGHTS AND OBLIGATIONS OF MEMBERS    31
ARTICLE IX. TRANSFERS    32
ARTICLE X. DISSOLUTION AND TERMINATION    34
ARTICLE XI. MISCELLANEOUS PROVISIONS    36

EXHIBIT A    Members and Membership Interests

i

AMENDED AND RESTATED OPERATING AGREEMENT
OF
SUNOCO, LLC
A DELAWARE LIMITED LIABILITY COMPANY
This Amended and Restated Operating Agreement of Sunoco, LLC, a Delaware limited liability company (the “Company”), is entered into and effective as of April 1, 2015 (the “Effective Date”), by and between ETP Retail Holdings, LLC, a Delaware limited liability company (“Holdings”), and Susser Petroleum Operating Company LLC, a Delaware limited liability company (“SPOC”). Each of Holdings and SPOC is referred to herein individually as a “Member” and collectively as the “Members.”
W I T N E S S E T H:
WHEREAS, the Company was formed on November 19, 2013 by filing a certificate of formation with the Secretary of State of the State of Delaware pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq. (as amended from time to time, the “Act”);
WHEREAS, prior to the Effective Date, the Company was governed by the Operating Agreement of the Company, dated November 19, 2013 (the “Original Operating Agreement”);
WHEREAS, (a) Holdings is a wholly owned indirect subsidiary of Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), and, prior to the Effective Date, owned 100% of the Membership Interest in the Company and (b) SPOC is a wholly owned direct subsidiary of Sunoco LP, a Delaware limited partnership (the “Partnership”);
WHEREAS, pursuant to the Contribution Agreement, dated March 23, 2015 (the “Contribution Agreement”), by and among the Company, Holdings, ETP and the Partnership, Holdings agreed to contribute to the Partnership, and the Partnership agreed to acquire, a 31.58% Membership Interest in the Company (the “Acquired Interest”);
WHEREAS, immediately following the acquisition contemplated by the Contribution Agreement, the Partnership contributed the Acquired Interest to SPOC; and
WHEREAS, as a part of the closing of the transactions contemplated under the Contribution Agreement, the parties hereto desire that (a) SPOC be admitted as a Member of the Company, (b) the Original Operating Agreement be amended and restated in its entirety by this Agreement and (c) the Company be governed by the Act and this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend and restate the Original Operating Agreement in its entirety and agree as follows:

ARTICLE I.
DEFINITIONS AND RULES OF CONSTRUCTION
1.1    Defined Terms. The following terms, when used in this Agreement, shall have the meanings set forth below unless the context requires otherwise.
“Act” has the meaning set forth in the recitals to this Agreement.
“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each taxable year of the Company (i) increased by any amounts that such Member is obligated to restore under the standards set by Regulations § 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Regulations §§ 1.704-2(g) and 1.704-2(i)(5)) and (ii) decreased by (a) the amount of all losses and deductions that, as of the end of such taxable year, are reasonably expected to be allocated to such Member in subsequent taxable years under Code Sections 704(e)(2) and 706(d) and Regulations § 1.751-1(b)(2)(ii), and (b) the amount of all distributions that, as of the end of such taxable year, are reasonably expected to be made to such Member in subsequent taxable years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the taxable year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.2(a) or Section 6.2(b)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.8(d).
“Affiliate” means, when used with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such specified Person; provided, for purposes of this Agreement, the Partnership and its general partner and Subsidiaries (collectively, the “Partnership Group”) shall not be construed as Affiliates of ETP and its Subsidiaries (excluding, for the purposes of clarity, the Partnership Group) and ETP and its Subsidiaries (excluding, for the purposes of clarity, the Partnership Group) shall not be construed as Affiliates of any Person that is a member of the Partnership Group.
“Agreed Value” of any Contributed Property means the fair market value of such property or asset at the time of contribution and, in the case of Adjusted Property, the fair market value of such Adjusted Property on the date of the revaluation event as described in Section 5.8(d), in both cases as determined by the Company.
“Agreement” means this Amended and Restated Operating Agreement, as it may be amended or restated from time to time.
“Acquired Interest” has the meaning set forth in the recitals to this Agreement.

“Available Cash” means, with respect to any Distribution Period ending prior to the dissolution or liquidation of the Company:
(a) the sum of (i) all cash and cash equivalents of the Company on hand at the end of such Distribution Period, and (ii) if the Board so determines, all or any portion of any additional cash and cash equivalents of the Company on hand immediately prior to the date of distribution of Available Cash with respect to such Distribution Period, less
(b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Board to (i) provide for the proper conduct of the business of the Company subsequent to such Distribution Period (including reserves for future capital expenditures and for anticipated future credit needs of the Company within the subsequent 12 month period), or (ii) comply with applicable Law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party or by which it is bound or its assets are subject; provided, however, that the disbursements made, cash received or cash reserves established, increased or reduced after the end of such Distribution Period but on or before the date of distribution of Available Cash with respect to such Distribution Period shall be deemed to have been made, received, established, increased or reduced, for purposes of determining Available Cash, within such Distribution Period if the Board so determines.
Notwithstanding the foregoing, “Available Cash” with respect to the Distribution Period in which liquidation or dissolution of the Company occurs and any subsequent Distribution Period shall equal zero.
“Board” has the meaning set forth in Section 7.1(a).
“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member’s Capital Account balance as maintained pursuant to Section 5.8 and the hypothetical balance of such Member’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax. accounting principles. The determination of Book-Tax Disparity and a Member’s share thereof will be determined consistently with Regulations § 1.704-3(d).
“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City and Dallas, Texas are open for the general transaction of business.
“Capital Account” means the capital account maintained for each Member pursuant to Section 5.8.
“Capital Call” has the meaning set forth in Section 5.2(a).

“Capital Contribution” means, with respect to any Member, the total amount of cash and the Net Agreed Value of property (other than cash) contributed to the capital of the Company by such Member.
“Carrying Value” means (i) with respect to a Contributed Property or an Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such Contributed Property or Adjusted Property, and (ii) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.8(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Company.
“Certificate” means the certificate of formation of the Company filed with the Secretary of State of the State of Delaware as required by the Act, as such certificate may be amended or restated from time to time.
“Charter Documents” means the Certificate and this Agreement.
“Claim” means any demand, demand letter, claim, action, notice of noncompliance or violation, or other proceeding.
“Code” means the United States Internal Revenue Code of 1986, as amended (or any corresponding provisions of a successor statute).
“Company” has the meaning set forth in the preamble to this Agreement.
“Company Group” means, collectively, the Company and its Subsidiaries.
“Company Minimum Gain” means the amount of “partnership minimum gain” determined in accordance with the principles of Regulations § 1.704-2(d).
“Consequential Damages” means all exemplary, punitive, special, indirect, consequential, remote or speculative damages, including loss of profit, loss of revenue or any other special or incidental damages, whether in contract, tort (including negligence), strict liability or otherwise, whether or not the Person at fault knew or should have known that such damage would likely be suffered.
“Contributed Property” means each property or asset, but excluding cash or cash equivalents, contributed to the Company by a Member. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.8(d), such property or asset will no longer constitute a Contributed Property, but will be deemed an Adjusted Property.
“Contribution Agreement” has the meaning set forth in the recitals to this Agreement.
“Control” (and “Controls,” “Controlled by” and other derivatives thereof), means, with respect to a specified Person, the possession, directly or indirectly, of the power, directly or indirectly,

to direct or cause the direction of the management or policies of such specified Person, whether through ownership of voting securities, by contract or otherwise.
“Director” means any individual appointed to the Board as provided in Section 7.1(a), but only for so long as such Person remains a member of the Board in accordance with this Agreement.
“Distribution Period” means a period equal to a fiscal quarter of the Company or such shorter period thereof, as determined from time to time by the Board.
“Effective Date” has the meaning set forth in the preamble to this Agreement.
“Equity Percentage Interest” means the interest of a Member in the equity of the Company, stated as a percentage and, for all Members, aggregating 100%. The Equity Percentage Interest of each Member is set forth on Exhibit A and is subject to adjustment or revision from time to time in accordance with the terms of this Agreement; provided, however, that for so long as the aggregate interest of SPOC and its Affiliates in the equity of the Company, stated as a percentage, is greater than or equal to 15.0%, in connection with any vote, approval or consent of the Directors or the Members required by the Act or under this Agreement, the Equity Percentage Interest of SPOC will be deemed to be 50.1% and the Equity Percentage Interest of Holdings will be deemed to be 49.9% for the purpose of such vote, approval or consent (but not for any other purpose).
“ETP” has the meaning set forth in the recitals to this Agreement.
“Fair Market Value” means the value of any specified interest or property, which shall not in any event be less than zero, that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller.
“GAAP” means United States generally accepted accounting principles.
“Gross Liability Value” means, with respect to any Liability of the Company described in Regulations § 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s length transaction.
“Group Member” means a member of the Company Group.
“Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member, other than the Company, that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Governmental Authority” means any domestic or foreign, national, state, parish, county, local or tribal government, or any subdivision, agency, branch, bureau, board, commission, legislature, court, tribunal, arbitrator, official or other instrumentality or authority thereof, or any governmental, quasi-governmental or non-governmental body exercising or entitled to exercise any similar powers of authority thereunder including regulatory, administrative, executive, judicial, legislative, police or taxing authority.
“Holdings” has the meaning set forth in the preamble to this Agreement.
“Indemnitee” has the meaning set forth in Section 7.13(a).
“Interest” has the same meaning as Membership Interest.
“Internal Transfer” has the meaning set forth in Section 9.1(a).
“IRS” means the United States Internal Revenue Service or any successor agency succeeding to substantially all of the authority of the United States Internal Revenue Service.
“Law” means any statute, law (including common law), rule, ordinance, regulation, ruling, requirement, writ, injunction, decree, order or other official act of or by any Governmental Authority or any arbitral tribunal to which a Person or property is subject, whether such Laws now exist or hereafter come into effect.
“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.
“Liquidating Event” has the meaning set forth in Section 10.1.
“Liquidating Trustee” means the liquidating trustee specified m accordance with Section 10.2(a).
“Member” means any Person that is a party to this Agreement by virtue of ownership of Membership Interests, and any other Person that hereafter becomes a Member in accordance with Article IX, but only for so long as each such Person remains a member of the Company in accordance with this Agreement and the Act, and does not include an assignee which is not admitted as a Substitute Member in accordance with Article IX.
“Member Nonrecourse Debt” has the meaning set forth in Regulations § 1.704-2(b)(4) for the phrase “partner nonrecourse debt.”
“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations § 1.704-2(i)(2) for the phrase “partner nonrecourse debt minimum gain.”
“Member Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Code Section 705(a)(2)(B)) that, in accordance with principles of Regulations § 1.704-2(i), are attributable to Member Nonrecourse Debt.

“Membership Interest” means all of the ownership interests and rights of a Member in the Company, including such Member’s (a) right to a distributive share of the Net Income and Net Loss (and items thereof) of the Company, (b) right to a distributive share of the assets of the Company, (c) rights to allocations, information and to consent or approve, (d) right to participate in the management of the affairs of the Company as provided herein and (e) Equity Percentage Interest.
“Net Agreed Value” means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any Liability either assumed by the Company upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 5.8(d)(ii)) at the time such property is distributed, reduced by any Liability either assumed by such Member upon such distribution or to which such property is subject at the time of distribution, in either case, as determined and required by Regulations promulgated under Code Section 704(b).
“Net Income” means, for any taxable year, the excess, if any, of the Company’s items of income and gain for such taxable year over the Company’s items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.8 but shall not include any items specially allocated under Section 6.2; provided that the determination of the items that have been specially allocated under Section 6.2 shall be made without regard to any reversal of such items under Section 6.2(h).
“Net Loss” means, for any taxable year, the excess, if any, of the Company’s items of loss and deduction for such taxable year over the Company’s items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.8 but shall not include any items specially allocated under Section 6.2; provided that the determination of the items that have been specially allocated under Section 6.2 shall be made without regard to any reversal of such items under Section 6.2(h).
“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 6.3(b), if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.
“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Code Section 705(a)(2)(B)) that, in accordance with the principles of Regulations § 1.704-2(b), are attributable to a Nonrecourse Liability.
“Nonrecourse Liability” has the meaning set forth in Regulations § 1.752-l(a)(2).
“Original Operating Agreement” has the meaning set forth in the recitals to this Agreement.
“Partnership” has the meaning set forth in the recitals to this Agreement.

“Permits” means any licenses, permits, certificates of authority, approvals, authorizations, registrations, tariffs, statements of operating conditions, franchises and similar consents granted by a Governmental Authority.
“Person” means any natural person, corporation, partnership (general, limited, limited liability or otherwise), limited liability company, firm, association, trust or any other entity, whether acting in an individual, fiduciary or other capacity or any Governmental Authority.
“Pro Rata” means proportionately among all Members, or with respect to a particular subset of Members, among the Members of such subset, in accordance with the Members’ respective Equity Percentage Interests.
“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment required by Code Sections 734 or 743) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income or gain because it represents the recapture of deductions previously taken with respect to such property or asset.
“Regulations” means the Income Tax Regulations promulgated under the Code, as may be amended from time to time (including corresponding provisions of successor regulations).
“Regulatory Allocations” has the meaning set forth in Section 6.2(i)(i).
“Residual Gain” or “Residual Loss” means, any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.3(b) to eliminate Book-Tax Disparities.
“SPOC” has the meaning set forth in the preamble to this Agreement.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) of which such Person or a Subsidiary of such Person is, at the date of determination, a general partner, but only if such Person, directly or through one or more Subsidiaries of such Person, or a combination thereof, controls such partnership at the date of determination or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
“Substitute Member” means any Person who acquires Membership Interests from a Member and is admitted to the Company as a Member pursuant to the provisions of Section 9.2.

“Supermajority Approval” means, when used with respect to the Board, 75.0% approval by the Directors (calculated by reference to the Equity Percentage Interest of the Members that appointed the Directors); and, when used with respect to the Members, 75.0% approval by the Members (calculated by reference to the Equity Percentage Interest of such Members).
“Tax” or “Taxes” means any United States federal, state or local income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, margin tax, real or personal property tax, transfer tax, gross receipts tax or other tax assessment, fee, levy or other governmental charge, together with and including any and all interest, fines, penalties, assessments and additions to the Tax resulting from, relating to, or incurred in connection with any of the foregoing or any contest or dispute thereof.
“Tax Matters Partner” has the meaning set forth in Section 6.11.
“Third Parties” means any Person other than the Company and its Members, or their respective Affiliates.
“Transfer” has the meaning set forth in Section 9.1(a).
“Transferee” means a Person who receives all or part of a Member’s Membership Interest through a Transfer.
“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.8(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.8(d) as of such date).
“Unrealized Loss” attributable to any item of Company property means, as of the date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.8(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.8(d)).
“Wholly-Owned Affiliate” means, when used with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, is controlled by such other Person, where “control” for purposes of this definition means the possession, directly or indirectly, of the power, directly or indirectly, to direct or cause the direction of the management or policies of such specified Person, through ownership of 100% of the equity securities of such specified Person.
1.2    Rules of Construction. In construing this Agreement:
(a)    no consideration shall be given to the captions of the articles, sections, subsections, or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction;
(b)    no consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement;

(c)    examples shall not be construed to limit, expressly or by implication, the matter they illustrate;
(d)    the word “includes’’ and its derivatives means “includes, but is not limited to,” and corresponding derivative expressions;
(e)    a defined term has its defined meaning throughout this Agreement, and each exhibit, attachment, and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;
(f)    all references to prices, values or monetary amounts refer to United States dollars, unless expressly provided otherwise;
(g)    all references to articles, sections, paragraphs, clauses, exhibits, attachments or schedules refer to articles, sections, paragraphs and clauses of this Agreement, and to exhibits, attachments or schedules attached to this Agreement, unless expressly provided otherwise;
(h)    each exhibit, attachment, and schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any exhibit, attachment or schedule, the provisions of the main body of this Agreement shall prevail;
(i)    the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision, unless expressly so limited, but do not refer to documents attached hereto as exhibits and schedules or referred to therein unless expressly so stated; and
(j)    reference to a given agreement, instrument, exhibit or schedule constitutes a reference to that agreement, instrument, exhibit or schedule as, and as may be, from time to time, modified, amended, supplemented and restated.
ARTICLE II.
ORGANIZATIONAL MATTERS
2.1    Formation. The Company was formed as a limited liability company under and pursuant to the provisions of the Act. Except as provided in this Agreement, the rights, duties and liabilities of each Member shall be as provided under the Act. The Members hereby ratify the execution, delivery and filing with the Delaware Secretary of State of the Certificate by Philip D. Amoa, as an “authorized person” of the Company within the meaning of the Act.
2.2    Name. The name of the Company is Sunoco, LLC and all Company business must be conducted in that name or such other names that comply with applicable Law as the Board may select from time to time with notice to the Members. The Members hereby agree to execute an appropriate assumed name certificate or certificates if required by the applicable Law of any state, and to file such certificate, and all amendments that may be necessitated from time to time, in the appropriate filing locations.

2.3    Registered Office and Registered Agent; Principal Place of Business. The registered office and registered agent of the Company in the State of Delaware shall be as set forth in the Certificate. From time to time, the Board may change the Company’s registered office and/or registered agent in the State of Delaware as provided in the Act with notice to the other Members. The principal place of business of the Company shall be at 10 Industrial Highway, Building G, MS4, Lester, PA 19029, or such other location as the Board may designate from time to time (which may be within or outside of the State of Delaware). The Company may have additional places of business, offices and/or agents, and may seek qualification of the Company to conduct business in such other jurisdictions, as the Board may designate from time to time.
2.4    Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Company shall comply, to the extent procedures are available and those matters are reasonably within the control of the Company, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.
2.5    Term. The term of the Company commenced on the date of the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Company is dissolved and wound up in accordance with this Agreement and the Act.
2.6    General. All real and other property owned or leased by the Company shall be deemed owned or leased by the Company as an entity. Title to all real or other property owned or leased by the Company shall be held in the name of the Company and no Member, individually, shall have any ownership of or leasehold interest in any such property.
2.7    Tax Status. The Members intend that the Company shall be treated as a partnership for federal and state income Tax purposes, rather than an association Taxable as a corporation, and neither the Members nor the Company shall make any election pursuant to Regulations § 301.7701-3(c) or any similar state Law or policy to cause the Company to be treated as an entity other than a partnership for federal or state income Tax purposes.
2.8    No Partnership Intended for Nontax Purposes. The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under the laws of the State of Delaware or any other jurisdiction. By executing this Agreement, the Members do not intend to be partners as to one another, or partners as to any third party, for any purpose other than federal, state, local or foreign tax purposes.
ARTICLE III.
PURPOSE OF THE COMPANY
3.1    Purposes of the Company. The purpose of the Company is to transact any and all lawful business for which a limited liability company may be organized under the Act. The Company has the power and authority to do anything permitted by the Act and other applicable Law.
3.2    General Powers. The Company shall have the power to enter into all transactions necessary or incidental to accomplish or implement the business or purposes of the Company, in its own name or in the name of, or by or through, one or more agents, nominees or trustees, including, without limitation, the incurring of indebtedness and the granting of liens and security interests in assets of the Company to secure the payment of such indebtedness, together with such other powers as may be authorized by this Agreement or permitted under the Act and which are necessary, incidental or customary in connection with the business of the Company.
ARTICLE IV.
NAMES AND ADDRESSES OF MEMBERS
4.1    Names and Addresses of Members. The names and addresses of the Members are set forth on Exhibit A attached hereto, as such Exhibit may be amended from time to time by the Board.
4.2    Substitute or Additional Members. No substitute or additional Members shall be admitted to the Company except in accordance with Article IX.
4.3    Preemptive Rights. The Members shall not have a preemptive right to acquire additional, unissued or treasury Membership Interests of the Company or securities of the Company, convertible into or carrying a right to subscribe to acquire Membership Interests.
ARTICLE V.
CONTRIBUTIONS; FINANCING; CAPITAL ACCOUNTS
5.1    Capital Contributions.
(a)    All Capital Contributions shall be made in cash except as otherwise approved by the Board. The Capital Contributions of the Members may be used for any valid Company purpose.
(b)    The Members shall own, hold and be entitled to Membership Interests with the initial Equity Percentage Interests shown on Exhibit A (except to the extent set forth to the contrary in Section 7.3(a)), and such Membership Interests shall be subject to all of the terms, provisions and conditions of this Agreement. The Capital Account balances of each Member as of the Effective Date are agreed to be amounts set forth on Exhibit A. Exhibit A (including the Name, Address, Capital Contributions and Membership Interests of each Member reflected therein) shall be amended from time to time by the Board to reflect Transfers of Membership Interests and issuances of new Membership Interests in accordance with this Agreement.
5.2    Capital Calls.

(a)    At any time and from time to time that the Board determines, by Supermajority Approval, that the Company requires additional capital for any reason related to the business of the Company, the Board may call for additional capital by written notice (“Capital Call”) to the Members, and each Member shall have the right, but not the obligation, to make a Capital Contribution in an amount equal to its Pro Rata portion of the Capital Call (or, so long as the aggregate amount of the Members’ Capital Contributions equal the total amount of the Capital Call, in such other proportions as the Members unanimously agree).
(b)    In the event a Member does not make a Capital Contribution in an amount equal to its Pro Rata portion of a Capital Call (or, so long as the aggregate amount of the Members’ Capital Contributions equal the total amount of the Capital Call, in such other proportions as the Members unanimously agreed), the fully contributing Member shall have the right, but not the obligation, to contribute all or any portion of the Capital Contribution that was not contributed by the non-contributing Member. The only result of a Member not making a Capital Contribution in an amount equal to its Pro Rata portion of a Capital Call will be a reduction in such Member’s Equity Percentage Interest (except to the extent set forth to the contrary in Section 7.3(a)) to the extent other Members make validly called Capital Contributions in accordance with this Agreement.
5.3    Required Capital Contributions. No Member shall have any obligation to make any Capital Contributions to the Company other than as expressly set forth herein. In particular, no Member shall have any obligation to restore (to the Company or to or for the benefit of any creditor of the Company) any deficit balance in its Capital Account at any time, whether on liquidation or otherwise, and such deficit balance shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.
5.4    Interest. No Member shall be entitled to be paid interest in respect of either its Capital Account or its Capital Contributions.
5.5    Return of Capital. No Member shall be entitled to have any Capital Contribution returned to it or to receive any distributions from the Company upon withdrawal or otherwise, except in accordance with the express provisions of this Agreement. No unrepaid Capital Contribution shall be deemed or considered to be a liability of the Company or any Member. No Member shall be required to contribute any cash or property to the Company to enable the Company to return any Member’s Capital Contribution.
5.6    Creditors of the Company. No creditor of the Company will have or shall acquire at any time any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor as a result of making a loan to the Company.
5.7    Loans. No Member may make any loans to the Company (a) without Supermajority Approval by the Board and (b) without offering to the other Members the opportunity to make such loans Pro Rata.
5.8    Capital Accounts. The Company shall maintain for each Member owning a Membership Interest a separate Capital Account with respect to such Membership Interest in accordance with the rules of Regulations § 1.704-1(b)(2)(iv).
(a)    Increases and Decreases. Each Member’s Capital Account (i) shall be increased by (x) the amount of all Capital Contributions made to the Company with respect to such Membership Interest and (y) all items of Company income and gain (including income and gain exempt from tax), computed in accordance with Section 5.8(b) and allocated with respect to such

Membership Interest pursuant to Article VI; and (ii) shall be decreased by (x) the amount of cash or Net Agreed Value of all distributions of cash or property made with respect to such Membership Interest, and (y) all items of Company deduction and loss computed in accordance with Section 5.8(b) and allocated with respect to such Membership Interest, and (y) all items of Company deduction and loss computed in accordance with Section 5.8(b) and allocated with respect to such Membership Interest pursuant to Article VI.
(b)    Computation of Amounts. For purposes of computing the amount of any item of income, gain, loss or deduction that is to be allocated pursuant to Article VI and is to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided that:
(i)    solely for purposes of this Section 5.8, the Company shall be treated as owning directly its proportionate share (as determined by the Company based upon the provisions of the applicable Group Member Agreement) of all property owned by (x) any other Group Member that is classified as a partnership for U.S. federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for U.S. federal income tax purposes of which a Group Member is, directly or indirectly, a partner, member or other equity holder;
(ii)    all fees and other expenses incurred by the Company to promote the sale of (or to sell) a Membership Interest that can neither be deducted nor amortized under Code Section 709, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are required and shall be allocated among the Members pursuant to Article VI;
(iii)    except as otherwise provided in Regulations § 1.704-l(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Code Section 754 that may be made by the Company and, as to those items described in Code Section 705(a)(l)(B) or 705(a)(2)(B), without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Regulations § 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss;
(iv)    any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date;
(v)    in accordance with the requirements of Code Section 704(b), any deductions for depreciation, cost recovery or amortization attributable to any Contributed

Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company was equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.8(d) to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined, under the rules prescribed by Regulation § 1.704-3(d)(2), as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment; and
(vi)    the Gross Liability Value of each Liability of the Company described in Regulation § 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values and the amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Company) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Company).
(c)    Transferees. A Transferee of a Membership Interest shall succeed to a Pro Rata portion of the Capital Account of the transferring Member relating to the Membership Interest so transferred.
(d)    Unrealized Gains and Losses.
(i)    In accordance with Regulations § 1.704-l(b)(2)(iv)(f), on an issuance of additional Membership Interests for cash or Contributed Property, the Capital Account of each Member and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance for an amount equal to its fair market value and had been allocated to the Members at such time pursuant to Section 6.2. In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Company assets (including cash or cash equivalents) immediately prior to the issuance of additional Interests shall be determined by the Company using such method of valuation as the Board may adopt.
(ii)    In accordance with Regulations § 1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Membership Interest), the Capital Account of each Member and the Carrying Value of each Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such distribution for an amount equal to its fair market value and had been allocated to the Members at such time pursuant to Section 6.2. In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Company assets (including cash or cash equivalents) immediately prior to the distribution shall (x) in the case of a distribution other than a distribution made pursuant to Section 10.2, be determined in the same manner as that provided in Section 5.8(d)(i) or (y)

in the case of a liquidating distribution pursuant to Section 10.2, be determined by the Liquidating Trustee using such method of valuation as it may adopt.
ARTICLE VI.
ALLOCATIONS AND DISTRIBUTIONS
6.1    Allocations. After giving effect to the special allocations set forth in Section 6.2 and Section 6.3, Company Net Income or Net Loss for any taxable year shall be allocated to the Members Pro Rata.
6.2    Regulatory Allocations. Notwithstanding the foregoing provisions of this Article VI, the following special allocations shall be made in the following order of priority:
(a)    Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Company taxable year, then each Member shall be allocated items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in the manner and amounts provided in Regulations §§ 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.2, each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2 with respect to such taxable year (other than an allocation pursuant to Section 6.2(e) and Section 6.2(f)). This Section 6.2(a) is intended to comply with the minimum gain chargeback requirement of Regulations § 1.704-2(f) and shall be interpreted consistently therewith.
(b)    Member Nonrecourse Debt Minimum Gain Chargeback. Except as provided in Regulations § 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable year, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable year shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in the manner and amounts provided in Regulations §§ 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.2, each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2, other than Section 6.2(a) and other than allocations pursuant to Section 6.2(e) and Section 6.2(f), with respect to such taxable year. This Section 6.2(b) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Regulations § 1.704-2(i)(4) and shall be interpreted consistently therewith.
(c)    Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation, or distribution of the type contemplated by Regulations § 1.704-1(b)(2)(ii)(d)(4), (5) or (6), then items of income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations promulgated under Code Section 704(b), the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided that an allocation pursuant to this Section 6.2(c) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in Section 6.1 and Section 6.2 have been tentatively made as if this Section 6.2(c) were not in this Agreement.
(d)    Limitation on Allocation of Loss. If the allocation of Loss (or items of loss or deduction) to a Member as provided in Section 6.1 hereof would create or increase an Adjusted Capital Account deficit, then there shall be allocated to such Member only that amount of Loss (or items of loss or deduction) as will not create or increase an Adjusted Capital Account deficit. The Loss (or items of loss or deduction) that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in proportion to their relative Equity Percentage Interests, subject to the limitations of this Section 6.2(d).
(e)    Nonrecourse Deductions. The Nonrecourse Deductions for each Company taxable year shall be allocated to the Members Pro Rata.
(f)    Member Nonrecourse Deductions. The Member Nonrecourse Deductions for any taxable year shall be allocated 100% to the Member that bears the economic risk of loss (within the meaning of Regulations § 1.752-2) for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations § 1.704-2(i). If more than one Member bears the economic risk of loss with respect to a Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such economic risk of loss.
(g)    Nonrecourse Liabilities. For purposes of Regulations § 1.752-3(a)(3), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (i) the amount of Company Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Members Pro Rata.
(h)    Code Section 754 Adjustments. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations § 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.
(i)    Curative Allocations.
(i)    The allocations set forth in Section 6.2(a), Section 6.2(b), Section 6.2(c), Section 6.2(d), Section 6.2(e), Section 6.2(f) and Section 6.2(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations §§ 1.704-l(b) and 1.704-2(i). Notwithstanding the provisions of Section 6.1, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Member if the Regulatory

Allocations and the related Curative Allocation had not otherwise been provided in this Article VI. In exercising its discretion under this Section 6.2(i)(i), the Company may take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made. Allocations pursuant to this Section 6.2(i)(i) shall only be made with respect to Regulatory Allocations to the extent the Company determines that such allocations will otherwise be inconsistent with the economic agreement among the Members.
(ii)    The Company shall, with respect to each taxable year, (x) apply the provisions of Section 6.2(i)(i) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (y) divide all allocations pursuant to Section 6.2(i)(i) among the Members in a manner that is likely to minimize such economic distortions.
6.3    Allocations for Tax Purposes.
(a)    Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 and Section 6.2.
(b)    With respect to any Contributed Property or Adjusted Property with a Book-Tax Disparity, the Company shall adopt the “remedial allocation method” described in Regulations § 1.704-3(d), and consistent therewith and in an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions will be allocated for federal income tax purposes among the Members as follows:
(i)    In the case of a Contributed Property, (A) such items of income, gain, loss, depreciation, amortization and cost recovery deductions attributable thereto will be allocated among the Members in the manner provided under Code Section 704(c) and Regulations § 1.704-3(d) (i.e., the “remedial allocation method”) that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property will be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 and Section 6.2.
(ii)    In the case of an Adjusted Property, (A) such items will (1) first, be allocated among the Members in a manner consistent with the principles of Code Section 704(c) and Regulations § 1.704-3(d) (i.e., the “remedial allocation method”) to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.8(d), and (2) second, in the event such Adjusted Property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 6.3(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property will be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 and Section 6.2.

(c)    For the proper administration of the Company, the Company shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; and (ii) amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Regulations under Code Section 704(b) or 704(c). The Company may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.3(c) only if such conventions, allocations or amendments are consistent with the principles of Code Section 704.
(d)    In accordance with Regulations §§ 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Members upon the sale or other taxable disposition of any Company property or asset will, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.3, be characterized as Recapture Income in the same proportions and the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.
(e)    All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Code Section 754 which may be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in any manner determined by the Board) to take into account those adjustments permitted or required by Code Sections 734 and 743.
6.4    Other Rules.
(a)    For purposes of determining the Net Income, Net Loss or any other item allocable to any period, Net Income, Net Loss and other items will be determined on a daily, monthly or other basis, as reasonably determined by the Board using any permissible method under Code Section 706 and the related Regulations.
(b)    In the event that the Code or any Regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Article VI, the Company is hereby authorized to make new allocations in reliance on the Code and such Regulations, and no such new allocation shall give rise to any claim or cause of action by any Member.
6.5    Distributions.
(a)    From time to time, but not less than once each Distribution Period, the Board shall distribute an amount equal to 100% of Available Cash with respect to such Distribution Period to the Members Pro Rata; provided that, notwithstanding any other provision of this Agreement, the Company shall not make any distribution to its Members that would be prohibited by the Act or by any other applicable law or contract to which the Company is a party or to which it is subject.
(b)    The Company and the Board shall be entitled to treat the record owner of a Membership Interest as the absolute owner thereof in all respects and shall incur no liability for distributions of cash or other property made in good faith to such record owner until such time as a Transfer of such Membership Interest has become effective on the books of the Company. From the date of the receipt of any instrument relating to Transfer of a Membership Interest or at any time if the Company is reasonably in doubt as to the Person entitled to receive distributions in respect of such Membership Interest, the Company may withhold any such distributions until the Transfer is completed or abandoned or the dispute is resolved. Any amounts that a Member owes the Company may be deducted from the amount of a distribution to such Member before payment.
6.6    Accounting Matters.
(a)    The fiscal year of the Company shall end on December 31 unless otherwise established by the Board. The books and records of account of the Company shall, at the expense of the Company, (i) be kept, or caused to be kept, by the Company at the principal place of business of the Company, (ii) be on a basis consistent with GAAP consistently applied, (iii) reflect all Company transactions and (iv) be appropriate and adequate for conducting the Company business. The Company may cause accountants who are employees of one or more Members or their Affiliates to keep the Company’s books and records, or the Company may hire third party accountants to keep the Company’s books and records.
(b)    Company books and records of account will be available for inspection and audit as provided in Section 8.4.
(c)    The Company shall provide to each Member such information with respect to the operations of the Company and its subsidiaries as is reasonably necessary for such Member to file any required Tax returns of such Member or its Affiliates. Without limiting the generality of the foregoing, the Tax Matters Partner shall prepare (or cause to be prepared), at Company expense, and file for the Company appropriate Tax returns and send all Members a copy thereof.
(d)    Subject to the provisions of Section 8.4, within 45 days of the end of each of the first three fiscal quarters of each Company fiscal year, the Company shall furnish each Member with a copy of the balance sheet of the Company as of the last day of the applicable period, and a statement of income or loss for the Company for such period, which shall be prepared from the books and records of the Company in accordance with GAAP (except for the absence of footnotes) consistently applied. The Company’s year-end annual statements shall be audited by a nationally recognized independent registered public accounting firm. Subject to the provisions of Section 8.4, within 45 days after the end of the Company’s fiscal year, the Company shall furnish each Member with a copy of the Company’s audited financial statements.
(e)    The funds of the Company shall not be commingled with the funds of any Member or any other Person, and neither the Company nor any Member shall employ or permit any other Person to employ such funds in any manner except for the benefit of the Company. The bank accounts of the Company shall be maintained in the name of the Company in such banking institutions as are approved by the Board, and withdrawals shall be made only in the regular course of Company business and as otherwise authorized in this Agreement on such signature or signatures as the Board may determine.

(f)    Each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company’s income tax returns and financial statements to be prepared.
6.7    Dissolution. Notwithstanding the provisions of this Article VI, but subject to the proviso in Section 6.5(a), upon dissolution of the Company as provided in Article X, all distributions occurring after such dissolution shall be made in accordance with Article X.
6.8    Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or other tax Law with respect to any payment or distribution to the Members shall be treated as amounts distributed to the Members pursuant to this Article VI for all purposes of this Agreement.
6.9    Conformity of Reporting. The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Company profits, gains, income, losses, deductions, credits and other items for income tax purposes.
6.10    Elections. The Company shall make the following elections on the appropriate tax returns:
(a)    to adopt the calendar year as the Company’s taxable year;
(b)    to adopt the accrual method of accounting;
(c)    to elect in a timely manner pursuant to Code Section 754 and pursuant to corresponding provisions of applicable state and local tax laws, an election under Code Section 754 and the Regulations promulgated thereunder to adjust the bases of the Company’s properties under Code Sections 734 and 743; and
(d)    any other election approved by the Board.
Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law or take any other action which would result in the Company not being treated as a “partnership” for federal tax purposes.
6.11    Tax Matters Partner. SPOC shall be the “tax matters partner” of the Company pursuant to Code Section 6231(a)(7) (the “Tax Matters Partner”). The Tax Matters Partner shall take such action as may be necessary to cause each other Member to become a “notice partner” within the meaning of Code Section 6223. The Tax Matters Partner shall inform each other Member of all significant matters that may come to its attention in its capacity as the Tax Matters Partner by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all material written communications it may receive in that capacity. The Tax Matters Partner may not take any action contemplated by Code Sections 6222 through 6231 without the consent of the Members except as necessary to meet applicable time deadlines or comply with other requirements of law, but this sentence does not authorize the Tax Matters Partner to take any action left to the determination of an individual Member under Code Sections 6222 through 6231.
ARTICLE VII.
MANAGEMENT OF THE COMPANY
7.1    Management by Board of Directors.
(a)    The overall management and control of the Company shall be exercised by or under the authority of the board of directors (the “Board” and, each member of the Board, a “Director”) as provided in this Article VII. A Director shall be deemed to be a “manager” within the meaning of the Act. The Board shall be exclusively vested with all management powers over the business and affairs of the Company except as otherwise expressly provided in this Agreement or by non-waivable provisions of applicable Law. Except as expressly provided herein or as is otherwise required by Law, no Member, in its capacity as a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of the Company.
(b)    The Board shall be comprised of four Directors, two of whom shall be designated by each of Holdings and SPOC, in each case so long as such entity remains a Member. The Persons initially serving as Directors are as follows:
Holdings:    Arnold D. Dodderer
Karl R. Fails

SPOC:    Christopher B. Dial
Clare P. McGrory

(c)    Each Director shall continue to serve in such capacity until his resignation, death or removal. A Director shall serve at the pleasure of the Member that appointed such Director and may be removed at any time with or without cause by, and only by, the Member that is entitled to appoint such Person.
(d)    In the event of a vacancy on the Board, the Member entitled pursuant to Section 7.1(b) to appoint the Director in respect of which such vacancy occurred may appoint a Person to fill such vacancy.
(e)    After the date hereof, Members entitled to appoint Directors may appoint such Persons by providing written notice thereof to the other Members and the Company, which notice shall state the effective date of any such appointment.

(f)    A Director may resign at any time by giving written notice to the Company and the Member that appointed such Director. Such resignation shall be in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.
(g)    Elimination and Replacement of Duties of Board: WHENEVER THE BOARD, ANY COMMITTEE OF THE BOARD OR ANY DIRECTOR MAKES A DETERMINATION OR TAKES OR DECLINES TO TAKE ANY OTHER ACTION, IN ITS CAPACITY AS THE BOARD, A COMMITTEE OF THE BOARD OR A DIRECTOR, AS OPPOSED TO IN ANY DIRECTOR’S INDIVIDUAL CAPACITY, THE BOARD, SUCH COMMITTEE OF THE BOARD OR SUCH DIRECTOR SHALL MAKE SUCH DETERMINATION OR TAKE OR DECLINE TO TAKE SUCH OTHER ACTION IN GOOD FAITH AND SHALL NOT BE SUBJECT TO ANY HIGHER STANDARD CONTEMPLATED HEREBY OR UNDER THE DELAWARE ACT OR ANY OTHER LAW, RULE OR REGULATION OR AT EQUITY. A DETERMINATION, OTHER ACTION OR FAILURE TO ACT WILL BE DEEMED TO BE IN GOOD FAITH IF THE BOARD, ANY COMMITTEE OF THE BOARD OR ANY DIRECTOR REASONABLY BELIEVED SUCH DETERMINATION, OTHER ACTION OR FAILURE TO ACT TO BE IN THE BEST INTERESTS OF THE COMPANY. THE PROVISIONS OF SECTION 7.11 AND SECTION 7.13 SHALL ALSO BE APPLICABLE TO DIRECTORS ACTING IN SUCH CAPACITY AND INURE TO THE BENEFIT OF EACH DIRECTOR. TO THE FULLEST EXTENT PERMITTED BY LAW, THE COMPANY SHALL INDEMNIFY, PROTECT, DEFEND, RELEASE AND HOLD HARMLESS EACH DIRECTOR FROM AND AGAINST ANY CLAIMS ASSERTED BY OR ON BEHALF OF ANY PERSON (INCLUDING ANOTHER MEMBER OR THE COMPANY), OTHER THAN THE MEMBER THAT DESIGNATED SUCH DIRECTOR, THAT ARISE OUT OF, RELATE TO OR ARE OTHERWISE ATTRIBUTABLE TO, DIRECTLY OR INDIRECTLY, SUCH DIRECTOR’S SERVICE ON THE BOARD, OTHER THAN SUCH CLAIMS ARISING OUT OF THE BAD FAITH, FRAUD OR WILLFUL MISCONDUCT OF SUCH DIRECTOR (SUCH BAD FAITH, FRAUD OR WILLFUL MISCONDUCT HAVING BEEN DETERMINED BY A FINAL AND NON-APPEALABLE JUDGMENT ENTERED BY A COURT OF COMPETENT JURISDICTION) WHICH HAS A MATERIAL ADVERSE FINANCIAL IMPACT ON THE COMPANY.
7.2    Authority of the Board. Except for matters that (a) require approval of the Members by the express terms of this Agreement or (b) relate to the responsibilities and authority delegated by the Board to the officers, the Board shall have the exclusive authority to make all decisions and take all actions and act on behalf of the Company generally to conduct, direct and manage the business, activities, operations and affairs of the Company.
7.3    Board Decisions and Quorum.
(a)    Each Director shall be entitled to cast on all matters to come before the Board a number of votes equal to the Equity Percentage Interest deemed to be held by the Member that appointed such Director divided by the number of Directors appointed by such Member; provided that, if any other Director appointed by such Member is not in attendance at the Board meeting, the Director in attendance shall be entitled to cast an aggregate number of votes equal to the entire Equity Percentage Interest held by the Member that appointed such Director. Notwithstanding any other provision of this Agreement, for so long as the aggregate interest of SPOC and its Affiliates in the equity of the Company, stated as a percentage, is greater than or equal to 15.0%, on all matters to come before the Board, SPOC shall be deemed to hold a 50.1% Equity Percentage Interest and Holdings shall be deemed to hold a 49.9% Equity Percentage Interest, in each case, for purposes of determining the number of votes entitled to be cast with respect to any such matters by the Directors appointed by SPOC.
(b)    The Board shall hold such regular meetings, if any, as it may determine from time to time which shall not require prior written notice, and such special meetings as may be called by any Director upon not less than one Business Day’s prior written notice to all Directors.
(c)    Notices of Board meetings shall state the place, day and hour thereof, shall include appropriate dial-in information to each Director to participate in such meeting by means of telephone conference, and shall otherwise be in accordance with Section 11.1. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.
(d)    Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where the Director attends a meeting for the express purpose of objecting to the transaction of business at such meeting on the ground that such meeting is not lawfully called or convened. Any Director may waive notice of any meeting by signing a written waiver to such effect before or after such meeting and such waiver shall be effective for all purposes as satisfying all notice requirements under this Agreement or applicable Law.
(e)    The presence in person or by proxy of Directors having, in the aggregate, 50.1% of the votes deemed to be held by all Directors shall constitute a quorum for the transaction of business at any meeting of the Board. If, however, a quorum shall not be present at any meeting of the Board, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Notwithstanding anything contained herein to the contrary, where a Director attends a meeting for the express purpose of objecting to the transaction of business at such meeting on the ground that such meeting is not lawfully called or convened, such attendance shall not constitute participation in, or presence at, such meeting.
(f)    With respect to any matter for which the approval, consent or vote of Directors is required by the Act or this Agreement, except to the extent Supermajority Approval or unanimous approval is required by this Agreement, the approval of Directors deemed to hold an Equity Percentage Interest of 50.1% or greater at a meeting at which a quorum is present shall be the act of the Board, and the phrases “approval”, “consent” or “vote” of or by the Board and phrases of like import shall mean approval by the Board, similarly construed. At any meeting of the Board, each Director shall be entitled to vote in person or by proxy executed in writing by such Director or by his duly authorized attorney-in-fact.

(g)    Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by Directors deemed to hold the requisite number of votes and such consent shall have the same force and effect as a vote of such Directors at a meeting of the Board, provided that reasonable advance notice of such consent is given to all Directors. Such consent shall be filed with the consents of the Board and a copy of such consent shall be provided to all Directors.
(h)    Any meeting of the Board may be held by conference telephone, televideo or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to such equipment shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
(i)    The Directors shall designate a person to keep and maintain minutes of each meeting of the Board with the other books and records of the Company, and shall provide copies thereof to the other Directors for approval by the Directors.
7.4    Officers and Employees; Outsourced Services.
(a)    Officers and Agents. The Board may appoint such officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Company, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The officers shall have such titles and hold their offices for such terms as shall be determined from time to time by the Board and shall have such authority as set forth in Section 7.5 except to the extent modified from time to time by the Board. The Board may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the officers and other Persons.
(b)    Term of Office. Any officer may be removed, with or without cause, only by the Board. Vacancies in any office may be filled only by the Board.
(c)    Resignation. An officer may resign at any time by giving written notice of resignation to the Board. Any such resignation shall be effective immediately unless a certain date is specified for it to take effect, in which event it shall be effective upon such date. Acceptance of any such resignation shall not be necessary to make it effective.
(d)    Compensation. The compensation, if any, of all officers, employees and agents of the Company shall be fixed by the Board.
(e)    Reimbursements. The officers and agents of the Company may be reimbursed for out-of-pocket costs and expenses of the Company paid or incurred by them on behalf of the Company.
7.5    Authority of the Officers. Except for matters that require approval of the Members or the Directors by the express terms of this Agreement, or as the Directors may otherwise determine, the officers shall have the authority to make all decisions and take all actions and act on behalf of the Company generally to conduct, direct and manage the day-to-day business, activities, operations and affairs of the Company and all matters related to the business of the Company.
7.6    Member Decisions and Quorum.
(a)    The Members in their capacity as Members shall not have any power or authority to manage the business or affairs of the Company or to bind the Company or enter into agreements on behalf of the Company. Except as otherwise expressly provided in this Agreement or the Act, Members shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the Company. For so long as the aggregate interest of SPOC and its Affiliates in the equity of the Company, stated as a percentage, is greater than or equal to 15.0%, where the vote, approval or consent of the Members is required under this Agreement, notwithstanding any other provision hereof, SPOC shall be deemed to hold a 50.1% Equity Percentage Interest and Holdings shall be deemed to hold a 49.9% Equity Percentage Interest.
(b)    There shall be no regular meetings of the Members. Special meetings of the Members for any purpose or purposes, unless otherwise prescribed by Law, may be called by any Member holding, together with its Affiliates, at least an aggregate 20% or more Equity Percentage Interest. Meetings of the Members shall take place at the principal office of the Company unless the Members agree otherwise.
(c)    Written notice of all special meetings of Members stating the place, day and hour thereof, and the purpose for which the meeting is called, shall be given not less than one Business Day prior to the date of the meeting, to the Members of record entitled to vote at such meeting and shall otherwise be in accordance with Section 11.1.
(d)    Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where the Member attends a meeting for the express purpose of objecting to the transaction of business at such meeting on the ground that such meeting is not lawfully called or convened. Any Member may waive notice of any meeting by signing a written waiver to such effect before or after such meeting and such waiver shall be effective for all purposes as satisfying all notice requirements under this Agreement or applicable Law.
(e)    The presence in person or by proxy of Members deemed to hold, in the aggregate, 50.1% of the Equity Percentage Interests shall constitute a quorum for the transaction of business at any meeting of the Members. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally convened.
(f)    With respect to any matter for which the approval, consent or vote of Members is required by the Act or this Agreement, the affirmative vote of Members deemed to hold an Equity

Percentage Interest of 50.1% at a meeting at which a quorum is present shall be the act of the Members, unless the matter is one for which the Act (in a non-waivable provision thereof) or this Agreement requires the consent, approval or vote of all of the Members or a Supermajority Approval. The terms “approval”, “consent” or “vote” of or by the Members and phrases of like import shall mean approval by the Members, similarly construed. At any meeting of the Members, each Member entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by such Member or by his or its duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution unless such proxy otherwise provides. Each proxy shall be revocable before it has been voted unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.
(g)    Any action required or permitted to be taken by the Members at a meeting of the Members may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by Members deemed to hold an aggregate Equity Percentage Interest sufficient to take such action at a meeting of the Members at which a quorum is present provided that reasonable advance notice of the proposed action has been provided to all Members. Such consents shall be filed with the minutes of the Members, and a copy of such consents shall be provided to all Members.
(h)    Members may participate in and hold a meeting of the Members by means of conference telephone, televideo or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to such telephone or communication equipment shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
7.7    Acts Requiring Supermajority Approval. Neither any Member, Director or officer shall have any authority to take any of the following actions or enter into any agreement or arrangement to consummate any of the following actions on behalf of the Company, or otherwise cause or permit the Company to do any of the following without Supermajority Approval of the Board:
(a)    any Capital Call (or acceptance of any Capital Contribution);
(b)    the acceptance of any loans from a Member to the Company;
(c)    any issuance of any Membership Interests, except pursuant to any convertible security, call, option, warrant, subscription, purchase right or other contract or commitment previously approved by Supermajority Approval, or any change in the number of outstanding Membership Interests whether by recapitalization, reclassification, split-up, combination, exchange, repurchase, acquisition or otherwise or take any action affecting the amount of outstanding Membership Interests or altering the rights of outstanding Membership Interests set forth in this Agreement;
(d)    any distributions of Membership Interests or any other distributions other than distributions of Available Cash;

(e)    the approval of any Transfer of Membership Interests (other than Internal Transfers); and
(f)    the approval of the admission of an additional Member into the Company.
7.8    Acts Requiring Unanimous Approval. Neither any Member, Director or officer shall have any authority to take any of the following actions or enter into any agreement or arrangement to consummate any of the following actions on behalf of the Company, or otherwise cause or permit the Company to do any of the following without the unanimous approval of the Board:
(a)    any amendment of the Charter Documents of the Company;
(b)    the adoption of any voluntary change in the tax classification for federal income tax purposes of the Company;
(c)    the approval of any merger, consolidation or other combination of the Company, or participation of the Company in a share exchange, or sale of all or substantially all of the assets of the Company;
(d)    the assignment of all or substantially all of the Company’s assets in trust for creditors or on the assignee’s promise to pay its debts or file a voluntary petition commencing a bankruptcy, insolvency or similar proceeding; and
(e)    the dissolution or liquidation of the Company.
7.9    Budget. The Board may approve budgets for the Company from time to time.
7.10    Determination of Fair Market Value. Whenever a determination of Fair Market Value is required under this Agreement (including as part of a determination of Agreed Value), the Board shall determine the Fair Market Value and shall notify the Member who (or whose Affiliate) owns or to whom is being distributed the interest or property being valued of the Board’s determination.
7.11    Limitation of Liability. No Member, Director or officer has guaranteed nor shall it have any obligation with respect to the return of a Member’s Capital Contributions, and no Member, Director or officer has guaranteed profits from the operation of the Company. No Member or any of its Affiliates, nor any Director or officer shall be liable to the Company or to any other Member for any loss or damage sustained by the Company or any other Member arising from any actions taken or omitted to be taken in its capacity as a Member, Director or officer, except for any loss or damage directly resulting from fraud or willful misconduct by such Member or its officers, directors, employees, agents or Affiliates, or the bad faith, fraud or willful misconduct of such Director or officer (such bad faith, fraud or willful misconduct having been determined by a final and non-appealable judgment entered by a court of competent jurisdiction) which has a material adverse financial impact on the Company, it being specifically agreed that no Member, Director or officer shall be liable to the Company or to any Member for its own ordinary, joint or concurrent negligence of such Member or its officers, directors, employees, agents or Affiliates, or such Director or officer. To the fullest extent permitted by law, no event shall any Member or its officers, directors, employees, agents or Affiliates, or such Director or officer be liable to the Company or to any other Member for any Consequential Damages sustained by the Company or any other Member. Each Member, Director and officer shall be entitled to rely in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Member, Director or officer reasonably believes are within such Person’s professional competence or expertise, including financial statements or other financial data prepared or presented in accordance with the provisions of the Act, and any act taken or omitted in reliance thereon shall be conclusively presumed to have been done or omitted in good faith and in accordance therewith. The provisions of this Agreement, including this Section 7.11, Section 7.1 and Section 7.13 to the extent that they restrict or eliminate fiduciary and other duties of Members, Directors, officers or Affiliates to the Company or its Members otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Members, Directors, officers or Affiliates.
7.12    No Restrictions.
(a)    No Member, Director or officer shall be required to tend to the business and affairs of the Company as such Member’s, Director’s or officer’s sole and exclusive function, and any Member, Director or officer may have other business interests and may engage in other investments and activities in addition to those relating to the business of the Company or the Company, independently or with others, including businesses, investments and activities that may be similar to, or in competition with, the business of the Company, the Company, any of its Members or any of their respective Affiliates, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law to any Member, Director or officer or the Company. No Member, Director or officer shall incur liability to the Company or to any Member as a result of engaging in any other such business, investment or activity.
(b)    Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to a Member, Director or officer. No Member, Director or officer who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company shall have any duty to communicate or offer such opportunity to the Company or any Member, and such Member, Director or officer shall not be liable to the Company, to any Member or any other Person for breach of any fiduciary or other duty by reason of the fact that such Member, Director or officer pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Company or any other Member.
(c)    Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other businesses, investments or activities of a Member or to the income or proceeds derived therefrom.
(d)    Subject to Section 7.7(f), the Company may enter into contracts with Affiliates, including contracts pursuant to which such Affiliates will perform any function which the Board is authorized or obligated to perform hereunder.

7.13    Indemnity of Members, Directors and Other Agents.
(a)    To the fullest extent permitted under the Act, the Members, Directors and the officers of the Company, to the extent acting on behalf of the Company in accordance with the terms of this Agreement and any delegation of authority from the Board and each of such Person’s equity owners, directors, directors, officers, agents, representatives and employees (the “Indemnitees”), shall be indemnified and held harmless by the Company against all losses, Claims, liabilities, damages, fines, penalties, costs and expenses (including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably paid or incurred by the Indemnitee), whether or not such Indemnitee is acting in such capacity at the time such liability or expense is paid or incurred, as a result of a Claim arising out of or related to the business of the Company, assets or affairs of the Company, to the extent in the action, omission or transaction giving rise to such Claim, the Indemnitee’s actions or omissions were in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interest of the Company and the Indemnitee’s conduct did not constitute fraud or willful misconduct (such fraud or willful misconduct having been determined by a final and non-appealable judgment entered by a court of competent jurisdiction) which has a material adverse financial impact on the Company. THE FOREGOING INDEMNITY EXPRESSLY INCLUDES AN INDEMNITY TO PROTECT AN INDEMNITEE FROM THE CONSEQUENCES OF ITS OWN CONDUCT WITH RESPECT TO THE SOLE, CONCURRENT, PASSIVE OR ACTIVE NEGLIGENCE (INCLUDING GROSS NEGLIGENCE) OR STRICT LIABILITY OF SUCH INDEMNITEE. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Indemnitee’s actions or omissions were not in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interest of the Company, or constituted fraud or willful misconduct. The right of indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which any Indemnitee may otherwise be entitled by contract or as a matter of Law or equity and shall extend to his heirs, successors, assigns and personal representatives.
(b)    To the extent an Indemnitee is successful on the merits or otherwise in any proceeding that arises out of or otherwise relates to the Company or this Agreement, such Indemnitee shall be indemnified in accordance with Section 7.13 by the Company against all expenses actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf in connection therewith. If an Indemnitee is not wholly successful in such proceeding but is successful, on the merits or otherwise, as to one or more but less than all Claims, issues or matters in such proceeding, the Company shall indemnify such Indemnitee in accordance with Section 7.13 against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved Claim, issue or matter. For purposes of this Section 7.13(b) and without limitation, the termination of any Claim; issue or matter in such a proceeding by dismissal or withdrawal with or without prejudice, shall be deemed to be a successful result as to such Claim, issue or matter.
(c)    The Company shall advance all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any proceeding within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of any Indemnitee to repay any expenses advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified against such expenses.
(d)    The Company may purchase and maintain insurance, at its expense, to protect itself and any Indemnitee, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Section 7.13(a).
(e)    If the indemnification provided for in this Section 7.13 is unavailable to an Indemnitee in respect of any amount referred to therein as a result of a final judicial determination that such indemnification cannot be enforced, then, to the extent permitted by Law, the Company shall, in lieu of indemnifying each Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such amount in such proportion as is appropriate to reflect the relative benefits received by the Company and each Indemnitee and the relative fault of the Company and each Indemnitee in connection with the matter which resulted in such Claims, damages, liabilities, judgments, penalties (including excise and similar Taxes and punitive damages), fines, cost, expense or settlement amount, as well as any other relevant equitable considerations.
(f)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.13 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(g)    The provisions of this Section 7.13 are for the benefit of the Indemnitees, their heirs, successors and assigns, and shall not be deemed to create any rights for the benefit of other Persons.
(h)    No amendment or repeal of this Section 7.13 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.13 as in effect immediately prior to such amendment or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment or repeal, regardless of when such claims may arise or be asserted.
7.14    Compensation and Reimbursement of Expenses. Except as approved by the Board, no Member, Director or officer shall be entitled to compensation for actions taken on behalf of the Company; provided, however, that the Company shall reimburse the Directors and Members for any out of pocket expenses reasonably incurred in attending meetings of the Board or of the Members.
ARTICLE VIII.
RIGHTS AND OBLIGATIONS OF MEMBERS

8.1    Limitation on Liability and Authority. Each Member’s liability shall be limited as set forth in this Agreement, the Act and other applicable Law. Without limiting the right of any Member to exercise the rights expressly granted to such Member under this Agreement, each Member agrees that it has no authority under this Agreement, and will not exercise any authority it may have under the Act, to act for, bind or commit the Company to agreements, transactions or other arrangements, or hold itself out as an agent of the Company, without the express prior written consent of the Board.
8.2    No Liability for Company Obligations. No Member or its officers, directors, employees, agents or Affiliates shall be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort, statute or otherwise), including under a judgment, decree or order of a court, except as may be expressly provided in a separate, written guaranty or other agreement executed by a Member or its officers, directors, employees, agents or Affiliates or as may be provided under the Act relating to liability for wrongful distributions.
8.3    Priority and Return of Capital. Except as is expressly provided herein, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Income, Net Losses, or distributions. This Section 8.3 shall not apply to loans made to the Company by any Member.
8.4    Access to Information. Each Member shall be entitled to receive the following (provided, however, an assignee of a Membership Interest who is not admitted as a Substitute Member shall not be entitled to any of the following):
(a)    to receive a copy of this Agreement and any amendments hereto;
(b)    to receive a current list of the name and last known address of each to receive information regarding the amount of cash and a description and statement of the Agreed Value of any other property or services contributed by each Member and that each Member has agreed to contribute in the future, and the date on which each became a Member;
(c)    to receive the financial information described in Section 6.6;
(d)    to receive copies of the Company’s federal, state and local tax returns for each year; and
(e)    to inspect the assets of the Company during business hours at the principal office of the Company upon reasonable prior written notice.
ARTICLE IX.
TRANSFERS
9.1    Restrictions on Transfers.
(a)    A Member may only transfer, sell, assign, pledge, encumber, or otherwise dispose of (each, a “Transfer”) all or any portion of its Membership Interest (i) to an Affiliate or another Member upon the consent of the Board, which consent shall not be unreasonably withheld, conditioned or delayed (each, an “Internal Transfer”), or (ii) to any other Person after Supermajority Approval of the proposed Transfer and, in each case, otherwise in accordance with the terms and conditions of this Article IX. Any attempted Transfer of a Membership Interest, other than in strict accordance with this Section 9.1(a), shall be, and is hereby declared, null and void to the fullest extent permitted by Law.
(b)    All Transfers hereunder shall be by instrument in form and substance reasonably satisfactory to the Company, which instrument shall contain an express statement by the Transferee of its agreement to accept the Transfer and to accept, adopt and be bound by all of the terms and provisions of this Agreement, as the same may have been amended from time to time, and shall provide for the payment by the transferring Member of all reasonable expenses incurred by the Company in connection with such Transfer, including, without limitation, any necessary amendments to this Agreement to reflect such Transfer. The transferring Member and the Transferee shall execute and acknowledge any and all such instruments as the Company may reasonably request to effectuate such Transfer, in each case in form and substance reasonably satisfactory to the Company. In no event shall the Company dissolve or terminate (other than for tax purposes, to the extent provided by the Code and Regulations) upon the admission of any Member to the Company or upon any permitted Transfer of a Membership Interest in the Company by any Member.
9.2    Substitute Members. As of the effectiveness of any Transfer of a Membership Interest permitted under Section 9.1, any Transferee acquiring such Membership Interest shall be deemed admitted as a Substitute Member with respect to the Membership Interest so transferred. Substitute Members shall have all of the rights and obligations of Members. Transferees of Membership Interests who do not become Substitute Members shall have only the rights of assignees of Membership Interests and, therefore, no rights of a Member hereunder. An assignee shall have only the right to receive allocations and distributions attributable to the Membership Interest acquired by such assignee, which Membership Interest shall be subject to the same restrictions on transfer as contained in this Agreement. An assignee shall have the same obligations to the Company and the Members as a Member holding the same Membership Interest would have, including any obligation to make Capital Contributions.
9.3    Admission of Additional Members. An additional Member (which shall not include a Substitute Member resulting from a Transfer in accordance with Article IX) may be admitted into the Company only upon Supermajority Approval, including in such approval the additional Member’s required Capital Contribution and Equity Percentage Interest, and execution of a counterpart of this Agreement by the additional Member. Additional Members shall have all of the rights and obligations of Members.
9.4    Withdrawal. No Member has the right or power to withdraw from the Company, and no Member shall withdraw from the Company without the consent of the Board.
9.5    Effective Date of Transfers. In the event a Transfer of a Membership Interest is consummated in accordance with this Article, such Transfer will be recognized for the purpose of distributions and allocations as of the date on which such Transfer became effective; provided that the Company shall have been given a copy of all documents or instruments executed in connection with such Transfer. Notwithstanding any assumption of liabilities by a Transferee, the transferring Member shall not be released from its obligations under this Agreement or otherwise with respect to the Company unless such a release is approved by the Board. The Company shall be entitled to treat the record owner of a Membership Interest as the absolute owner thereof in all respects and shall incur no liability for distributions of cash or other property made in good faith to such record owner until such time as the Transfer of such Membership Interest has become effective on the books of the Company.
9.6    Withholding of Distributions. From the date of the receipt of any instrument relating to Transfer of a Membership Interest or at any time if the Board is reasonably in doubt as to the Person entitled to receive distributions in respect of such Membership Interest, the Board may withhold any such distributions until the Transfer is completed or abandoned or the dispute is resolved.
9.7    Compliance with Securities Laws. In addition to the restrictions on Transfer of the Membership Interests contained in this Agreement, no Transfer of any Membership Interest shall be made by or on behalf of any Member unless the Company has received a written opinion of, or satisfactory to, its legal counsel that the proposed Transfer is exempt from registration under applicable federal and state securities laws. The Board may waive the requirement of this Section to obtain a legal opinion.
ARTICLE X.
DISSOLUTION AND TERMINATION
10.1    Dissolution. The Company shall be dissolved and its affairs shall be wound up in accordance with Section 10.2 upon the occurrence of any of the following (each, a “Liquidating Event”):
(a)    the end of the term of the Company, if any, stated in the Certificate;
(b)    the unanimous consent of the Members to dissolve the Company;
(c)    the bankruptcy of or the appointment of a receiver for the Company; or
(d)    the occurrence of any other event which causes a dissolution of the Company under the Act, unless the Company is continued without dissolution in accordance with the Act.
Notwithstanding the foregoing, it is expressly agreed and provided that the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member shall not, in and of itself, cause the Company to be wound up or dissolved, and upon the occurrence of any such event, the Company shall, to the fullest extent permitted by law, be continued without winding up or dissolution.
10.2    Winding Up, Liquidation and Distribution of Assets.
(a)    Upon the dissolution of the Company because of an occurrence of any of the events described in Section 10.1, no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of its assets to the Members pursuant to the provisions of this Article X. Upon the occurrence of an event requiring winding up of the Company, the Board shall act as the Liquidating Trustee. The Liquidating Trustee shall have full authority to wind up the affairs of the Company and to make distributions as provided herein, subject to the same restrictions under Section 7.3 as if the Liquidating Trustee were the Board.
(b)    Upon dissolution of the Company, the Liquidating Trustee shall either sell the assets of the Company at the best price available, or the Liquidating Trustee may distribute to the Members all or any portion of the Company’s assets in kind. The property of the Company shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are sold or otherwise liquidated for value, the Liquidating Trustee shall proceed as promptly as practicable in a commercially reasonable manner to implement the procedures of this Section 10.2. If any assets are to be distributed in kind, the Fair Market Value of such assets shall be determined in accordance with Section 7.10, and each Member’s Capital Account shall be charged or credited, as the case may be, as if such asset had been sold for cash at such Fair Market Value and the net gain or net loss recognized thereby had been allocated to and among the Members in accordance with Article VI.
(c)    All assets of the Company shall be applied and distributed by the Liquidating Trustee in the following order:
(i)    first, to the creditors of the Company (including, to the fullest extent permitted by law, any Member who has made a loan to the Company that remains outstanding) in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof (including by setting up reserves for contingent, conditional or unmatured liabilities)), other than liabilities to Members on account of their Capital Contributions or on account of a Member’s withdrawal from the Company or pursuant to a withdrawal of capital; and
(ii)    thereafter, to the Members in accordance with, and to the extent of, the positive balances of their Capital Accounts (after all adjustments to such Capital Accounts have been made for such taxable year, including to reflect any Net Income or Net Losses to be allocated to the Members in connection with the dissolution and liquidation of the Company).
10.3    Certificate of Cancellation. When all debts, liabilities and obligations of the Company have been satisfied and all of the remaining property and assets of the Company have been distributed to the Members, a Certificate of Cancellation shall be executed and filed with the Secretary of State of the State of Delaware in accordance with the Act.
10.4    Return of Contribution; Nonrecourse Against Other Members. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contributions. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the Capital Contributions of one or more Members, such Member or Members shall have no recourse against any other Member. No Member shall be required to contribute any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.
10.5    Compliance with Timing Requirements of Regulations. Except as otherwise provided in Section 10.6, in the event the Company is “liquidated” within the meaning of Regulations § 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to Section 10.2. In the discretion of the Liquidating Trustee, all or any portion of the ·distributions that would otherwise be made to the Members may be:
(a)    Distributed to a trust established for the benefit of the Members for the purposes of paying any contingent, conditional or unmatured liabilities or obligations of the Company arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidating Trustee, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement; or
(b)    Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided that such withheld amounts shall be distributed to the Members as soon as practicable.
10.6    Deemed Contribution and Distribution. In the event the Company is “liquidated” within the meaning of Regulations § 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Company’s property shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all Company property and liabilities to a new limited liability company in exchange for an interest in such new limited liability company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new limited liability company to the Members.
ARTICLE XI.
MISCELLANEOUS PROVISIONS
11.1    Notices. All notices or other communications required or permitted by this Agreement shall be in writing, shall be addressed to the Members at their respective addresses or facsimile number set forth on Exhibit A attached hereto or to such other address or facsimile number as may be specified by a party hereto pursuant to notice given by such party in accordance with the provisions of this Section 11.1, and shall be deemed to have been duly given and received (a) when delivered in person, (b) five Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) when dispatched by electronic facsimile transfer (if confirmed in writing by mail simultaneously dispatched) or by electronic mail in portable document format (.pdf), if delivery thereof is confirmed to have occurred) on a Business Day prior to 5:00 p.m. in the time zone of the receiving Party, otherwise it shall be deemed delivered and received on the next Business Day, or (d) one Business Day after having been dispatched by a nationally recognized overnight courier service, to the appropriate Party at the address or facsimile number specified on Exhibit A (or to such other addresses and facsimile numbers as a

Party may designate by written notice to each of the other Parties in any manner permitted in this Section 11.1). Notices to the Company shall be made to the Company at its principal place of business, with a copy of the notice to each Member.
11.2    Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings of the parties relating to the subject matter hereof.
11.3    Modifications and Waivers. No amendment or other modification of any provision of this Agreement shall be valid or binding unless it is in writing and signed by all of the Members. No waiver of any provision of this Agreement shall be valid or binding unless it is in writing and signed by the party waiving compliance with such provision. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach, term or condition of this Agreement by any Member shall constitute a subsequent waiver of the same or any other breach, term or condition.
11.4    Severability. If any provision of this Agreement or the application thereof to any person or circumstances is for any reason and to any extent invalid or unenforceable, (a) the remainder of this Agreement and the application of such provision to the other persons or circumstances will not be affected thereby, but rather are to be enforced to the greatest extent permitted by Law and (b) the Parties shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Parties in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.
11.5    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
11.6    LIMITATION OF LIABILITY. THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED FOR IN THIS AGREEMENT SHALL BE THE SOLE AND EXCLUSIVE REMEDIES FOR A PARTY HEREUNDER AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, A PARTY’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE FOR CONSEQUENTIAL DAMAGES, WHETHER BY STATUTE, IN TORT OR CONTRACT OR OTHERWISE. THE LIMITATIONS IN THIS SECTION IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES SHALL BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY AND STRICT LIABILITY. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE

DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.
11.7    Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware without regard to its principles of conflicts of laws.
11.8    Further Assurances. Subject to the terms and conditions set forth in this Agreement, each of the Members shall use all commercially reasonable efforts to execute such agreements, instruments and other documents and to take or cause to be taken such further actions as may be reasonably required or desirable to consummate and give full force and effect to the transactions contemplated hereby.
11.9    Successors and Assigns. The rights and obligations of any party hereto under this Agreement may not be assigned except in compliance with Article IX hereof. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective successors and permitted assigns.
11.10    Third Party Beneficiaries. The provisions of this Agreement shall only be for the benefit of, and enforceable by, the Company and its Members and shall not inure to the benefit of or be enforceable by any third party, except that the Members agree that any Indemnitee shall be entitled to assert rights and remedies under Section 7.13 as a third-party beneficiary thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representative as of the date first above written.

MEMBERS:

ETP RETAIL HOLDINGS, LLC

By:    /s/ Robert W. Owens
Name:    Robert W. Owens
Title:    President

[Signature Page to Amended and Restated Operating Agreement of Sunoco, LLC]

SUSSER PETROLEUM OPERATING COMPANY LLC

By:    Sunoco LP,
its sole member

By:    Sunoco GP LLC,
its general partner

By:    /s/ Robert W. Owens
Name:    Robert W. Owens
Title:    President and Chief Executive Officer

[Signature Page to Amended and Restated Operating Agreement of Sunoco, LLC]

Exhibit A
Members and Membership Interests

Name and Address of Member	Capital Contribution	Initial Equity Percentage Interest
ETP Retail Holdings, LLC 1735 Market Street, 13th Floor Philadelphia, PA 19103 Attention: General Counsel Facsimile: (866) 627-8010	$1,767,457,743.42	68.42%
Susser Petroleum Operating Company LLC 555 East Airtex Drive Houston, Texas 77073 Attention: General Counsel Fax: (361) 693-3725	$815,789,470.00	31.58%